              As filed with the Securities and Exchange Commission
                              on February 15, 2002

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        PARAMETRIC TECHNOLOGY CORPORATION
================================================================================

             (Exact name of registrant as specified in its charter)

            Massachusetts                              04-2866152
------------------------------------      ------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization

                          140 Kendrick Street, Needham, MA              02494
--------------------------------------------------------------------------------
                      (Address of Principal Executive Office         (Zip Code)

                        1997 NONSTATUTORY STOCK OPTION PLAN
--------------------------------------------------------------------------------
                              (Full title of Plan)

                                 Edwin J. Gillis
         Executive Vice President, Chief Financial Officer and Treasurer
                        Parametric Technology Corporation
                               140 Kendrick Street
                          Needham, Massachusetts 02494
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (781) 370-5000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------

                                        Proposed         Proposed
Title of securities   Amount to be      maximum offering maximum aggregate   Amount of
to be registered      registered        price per share  offering price      registration fee
------------------    --------------    ---------------- -----------------   ----------------
Common Stock,       4,000,000 shares/1/    $7.22/2/       $28,880,000/2/        $2,656.96
$.01 par value

--------------------------------------------------------------------------------
(1) This Registration Statement registers shares to be offered by us pursuant to our 1997 Nonstatutory Stock Option Plan. The shares include associated stock purchase rights that currently are evidenced by certificates for shares of the Common Stock and that automatically trade with the shares.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on February 12, 2002.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

     Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of Parametric Technology Corporation filed with the Securities and Exchange Commission (the "Commission") on June 4, 1997 (Commission File No. 333-28495) (the "Original Registration Statement"), relating to the registration of 5,000,000 shares of our Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under our 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), is incorporated by reference in its entirety herein. We have filed these additional Registration Statements on Form S-8 with the Commission relating to the registration of additional shares of Common Stock for issuance under the 1997 Plan since the filing of the Original Registration Statement: on October 24, 1997 we registered 1,200,000 shares (Commission File No. 333-38629); on June 8, 1998 we registered 12,000,000 shares (Commission File No. 333-56287); on February 22, 1999 we registered 13,000,000 shares (Commission File No. 333-72783); on December 29, 1999 we registered 6,300,000 shares (Commission File No. 333-93729); and on February 16, 2001 we registered 9,500,000 shares (Commission File No. 333-55800). This Registration Statement provides for the registration of an additional 4,000,000 shares of Common Stock authorized for issuance under the 1997 Plan. All Common Stock share numbers in this Form S-8 have been adjusted to reflect the one-for-one stock dividend on all issued and outstanding shares of Common Stock (excluding shares held in our treasury) declared by our Board of Directors on February 12, 1998 and effective on March 6, 1998.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 14th day of February, 2002.

                                      PARAMETRIC TECHNOLOGY CORPORATION


                                      By:   /s/ C. Richard Harrison
                                           -------------------------------------
                                           C. Richard Harrison
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY
                                -----------------

     We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Edwin J. Gillis, David R. Friedman, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                     Title                              Date
     ---------                                     -----                              ----

(i)  Principal Executive Officer:


     /s/ C. Richard Harrison                     Chief Executive Officer,          February 14, 2002
     -------------------------------------------
     C. Richard Harrison                         President and Director

(ii) Principal Financial and Accounting Officer:


     /s/ Edwin J. Gillis                         Executive Vice President,         February 14, 2002
     -------------------------------------------
     Edwin J. Gillis                             Chief Financial Officer and
                                                 Treasurer

      Signature                      Title                  Date
      ---------                      -----                  ----

(iii) Board of Directors:

      /s/ Noel G. Posternak        Chairman of the       February 14, 2002
      ---------------------------
       Noel G. Posternak           Board of Directors


      /s/ C. Richard Harrison      Director              February 14, 2002
      ---------------------------
      C. Richard Harrison

      /s/ Robert N. Goldman        Director              February 14, 2002
      ---------------------------
      Robert N. Goldman

      /s/ Donald K. Grierson       Director              February 14, 2002
      ---------------------------
      Donald K. Grierson

      /s/ Oscar B. Marx, III       Director              February 14, 2002
      ---------------------------
      Oscar B. Marx, III

      /s/ Michael E. Porter        Director              February 14, 2002
      ---------------------------
      Michael E. Porter

                                  EXHIBIT INDEX


Exhibit
Number        Description
------        -----------

4.1(a) Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

4.1(b) Articles of Amendment to Restated Articles of Organization adopted February 8, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c) Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.1(d) Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(e) Certificate of Vote of Directors establishing Series A Junior Participating Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.2 By-Laws, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.3 Rights Agreement effective as of January 5, 2001 between Parametric Technology Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1          Consent of Palmer & Dodge LLP (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP; filed herewith.

24.1          Power of Attorney (contained on the signature page hereto).